EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-138742) pertaining to the Learning Ventures, Inc. 1993 Stock Option Plan, the Capella Education Company 1999 Stock Option Plan, and the Capella Education Company 2005 Stock Incentive Plan of our report dated February 13, 2007, with respect to the consolidated financial statements and schedule of Capella Education Company included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/  Ernst & Young LLP

Minneapolis, Minnesota
March 2, 2007